SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2003

DNAPRINT GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Utah
___________________________________________
(State or other jurisdiction or incorporation)

0-31905	59-2780520

(Commission File Number)	(I.R.S. Employer I.D. Number)

900 Cocoanut Avenue
Sarasota, FL	34236

(Address of Principal Executive Offices)	(Zip Code)

(941) 366-3400
______________________________________________________
(Registrant’s telephone number; including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

As previously reported in its Current Report on Form 8-K filed on September 26, 2003, on September 19, 2003, the Company dismissed Kingery, Crouse & Hohl as its independent public accountants and appointed Pender Newkirk & Company as its new independent public accountants. The information contained in Item 4 of that Current Report is incorporated by reference into this Amendment.

The Company is filing this Amendment to substitute the corrected letter of Kingery, Crouse & Hohl that is filed as Exhibit 16 to this Amendment for the letter originally filed with the Current Report on September 26, 2003.

Item 7 Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

None

     (b)  Pro forma financial information.

None

     (c)  Exhibits:

16 Letter of Kingery, Crouse & Hohl

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DNAPRINT GENOMICS, INC. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNAPRINT GENOMICS, INC. Date: October 2, 2003

BY	/s/ Richard Gabriel Richard Gabriel, President and Chief Executive Officer